UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report:  April 28, 2005

(Date of earliest event reported)

ABIOMED, Inc.

(Exact name of registrant as specified in its charter)

Delaware	04-2743260
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification Number)

0-20584
(Commission File Number)

22 Cherry Hill Drive Danvers, MA 01923
(Address of Principal Executive Offices, including Zip Code)

(978) 777-5410
(Registrant’s Telephone Number, including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

On April 28, 2005, we entered into a restricted stock agreement dated as of March 1, 2005 with Michael R. Minogue, our president and chief executive officer.  On March 1, 2005 our compensation committee granted a restricted stock award to Mr. Minogue in the amount of 24,000 shares of our common stock, $.01 par value, under the terms of our 2000 stock incentive plan, which provides that the award must be accepted by Mr. Minogue within 60 days of the award date.  On April 28, 2005 Mr. Minogue accepted the award by execution of the restricted stock agreement.  The shares vest under the agreement as follows:

•                  one-third of the shares vest on March 1, 2006,

•                  an additional one-third of the shares vest on March 1, 2007, and

•                  the remaining one-third of the shares vest on March 1, 2008.

The restricted stock agreement provides that in the event that Mr. Minogue ceases to be our employee, consultant or advisor, any unvested shares are subject to forfeiture, at our option and at no cost to us, if we so notify Mr. Minogue within 90 days after such termination date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ABIOMED, Inc.

	By:	/s/ Charles B. Haaser
Charles B. Haaser

Controller

Principal Accounting Officer
Principal Financial Officer

Date: May 4, 2005